UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2009

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

We issued a press release on July 20, 2009, announcing that we and several of our affiliates and affiliates of Enbridge Inc. (“Enbridge”) have entered into a joint funding arrangement to finance construction of the U.S. segment of the Alberta Clipper crude oil pipeline project. This joint funding arrangement is pursuant to a contribution agreement dated July 17, 2009, by and among Enbridge Energy Company, Inc. (“EECI”), Enbridge Pipelines (Alberta Clipper) L.L.C., Enbridge Energy, Limited Partnership (“EELP”), Enbridge Energy Partners, L.P. (“EEP”), Enbridge Pipelines (Lakehead) L.L.C. and Enbridge Pipelines (Wisconsin) Inc. (the “Contribution Agreement”). Under the terms of the Contribution Agreement and the transactions contemplated thereby, the parties have agreed to jointly fund, construct and operate the Alberta Clipper crude oil pipeline project. Enbridge, through EECI, our general partner, will fund two-thirds of the debt financing for the project and two-thirds of the project’s equity requirements directly into EELP, our subsidiary, which is constructing the project. Enbridge, through EECI, will be entitled to two-thirds of the earnings and cash flows that EELP generates from the project. We will fund one-third of the debt financing for the project and one-third of the project’s equity requirements, which will entitle us to one-third of the project’s earnings and cash flows. We and EECI each have a right of first refusal on the other’s investment in the project, and we will retain the right to fund up to 100% of any expansion of the project, which would result in a corresponding adjustment of EECI’s interest. Promptly following the in-service date for the project, we must use commercially reasonable efforts to issue debt in one or more capital market transactions, the proceeds of which would be used to refinance the loan we make to EELP under the funding arrangement on substantially the same terms as the debt issued in the capital market transactions. On the same date EECI will refinance its loans with respect to the project on substantially the same terms as EEP’s refinanced loan to EELP. The terms of the agreement were approved by a special committee of Enbridge Energy Management, L.L.C. as the delegate of our general partner. The foregoing summary is qualified in its entirety to the Contribution Agreement, together with the exhibits thereto, which is attached to this report as Exhibit 10.1. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: July 22, 2009	By:	/s/ Steve Neyland
Steve Neyland
Controller
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description
10.1	Contribution Agreement, dated July 17, 2009, by and among Enbridge Energy Company, Inc., Enbridge Pipelines (Alberta Clipper) L.L.C., Enbridge Energy, Limited Partnership, Enbridge Energy Partners, L.P., Enbridge Pipelines (Lakehead) L.L.C. and Enbridge Pipelines (Wisconsin) Inc.

99.1	Press release of Enbridge Energy Partners, L.P., dated July 20, 2009, announcing a joint funding arrangement for the U.S. portion of the Alberta Clipper crude oil pipeline project.